FOR IMMEDIATE RELEASE

Contacts:	Jerry W. Nix, Vice Chairman and CFO – (770) 612-2048 Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS RECORD SALES AND EARNINGS
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2012

- Sales Up 3% and EPS Up 14% -

Atlanta, Georgia, October 18, 2012 — Genuine Parts Company (NYSE: GPC) reported record sales and earnings for the third quarter and nine months ended September 30, 2012. Thomas C. Gallagher, Chairman and Chief Executive Officer, announced today that sales totaling $3.4 billion were up 3% compared to the third quarter of 2011. Net income for the quarter was $172.9 million, an increase of 14% from $151.8 million recorded in the same period of the previous year. Earnings per share on a diluted basis were $1.11, up 14% compared to 97 cents for the third quarter last year.

For the nine months ended September 30, 2012, sales totaled $9.9 billion, up 5% compared to the same period in 2011. Net income for the nine months was $487.8 million, an increase of 13% from $430.2 million recorded in the previous year. Earnings per share on a diluted basis were $3.11, up 14% compared to $2.72 for the same period last year.

In review of the quarter, Mr. Gallagher commented, “We are pleased to report another quarter of record sales and earnings for Genuine Parts Company. After adjusting our sales results for one less selling day in the current quarter, total sales increased 4% from the third quarter of 2011. The Automotive Group reported a 2.5% sales increase and adjusted for the selling days, automotive sales were up 4%. Motion Industries, our Industrial Group, posted a 4.5% sales increase for the quarter and this reflects a 6% increase in sales on a daily basis. EIS, our Electrical Group, reported the strongest growth among our business segments, up 5%, or a 7% comparable sales increase. S. P. Richards, our Office Products Group, showed a 1% sales decrease for the quarter, which translates to a 1% increase in sales on a daily basis.”

Mr. Gallagher added, “Our balance sheet as of September 30, 2012, remains in excellent condition and we continue to generate strong cash flows from increased earnings and working capital, asset management and cost reduction initiatives. Our cash position offers us tremendous opportunities, and we continue to use our cash in several key areas to maximize the total return to shareholders. Our priorities for cash include the dividends paid to shareholders, the ongoing reinvestment back into each of our four businesses, strategic acquisitions and share repurchases.”Mr. Gallagher concluded, “We are encouraged by the record level of sales and earnings achieved for the quarter. While disappointed with the slower sales growth over the past two quarters, we are performing in-line or better than the current growth in our respective industries. The Company is well positioned to show continued growth in our businesses and we remain optimistic in our outlook for the fourth quarter of 2012 and beyond. Our management team remains committed to sustaining good revenue growth, further improving operating margins, generating solid cash flows and maintaining a strong balance sheet.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing toll-free at 877-331-5106, conference ID 94840651. A replay will also be available on the Company’s website or by dialing toll-free at 855-859-2056, conference ID 94840651, after the completion of the conference call until 12:00 a.m. Eastern time on November 2, 2012.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2011 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2012	2011	2012	2011
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,375,778	$3,285,560	$9,894,902	$9,444,742
Cost of goods sold	2,399,742	2,337,028	7,027,469	6,731,302

Gross profit	976,036	948,532	2,867,433	2,713,440
Operating expenses:
Selling, administrative & other expenses	678,894	679,967	2,027,098	1,965,871
Depreciation and amortization	25,609	21,465	73,329	66,938

	704,503	701,432	2,100,427	2,032,809
Income before income taxes	271,533	247,100	767,006	680,631
Income taxes	98,590	95,268	279,190	250,472

Net income	$172,943	$151,832	$487,816	$430,159

Basic net income per common share	$1.11	$.97	$3.14	$2.74
Diluted net income per common share	$1.11	$.97	$3.11	$2.72
Weighted average common shares outstanding	155,147	156,206	155,568	157,024
Dilutive effect of stock options and
non-vested restricted stock awards	988	942	1,038	965

Weighted average common shares outstanding –
assuming dilution	156,135	157,148	156,606	157,989

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2012	2011	2012	2011
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,650,857	$1,611,333	$4,789,258	$4,601,272
Industrial	1,138,854	1,089,826	3,398,801	3,140,855
Office Products	444,255	447,310	1,283,748	1,297,965
Electrical/Electronic Materials	150,877	143,342	447,433	419,936
Other (1)	(9,065)	(6,251)	(24,338)	(15,286)

Total net sales	$3,375,778	$3,285,560	$9,894,902	$9,444,742

Operating profit:
Automotive	$150,648	$141,233	$418,187	$377,927
Industrial	94,621	97,191	274,002	248,489
Office Products	29,942	27,204	98,068	95,975
Electrical/Electronic Materials	13,555	11,138	38,454	30,380

Total operating profit	288,766	276,766	828,711	752,771
Interest expense, net	(4,971)	(6,244)	(14,705)	(18,980)
Other, net	(12,262)	(23,422)	(47,000)	(53,160)

Income before income taxes	$271,533	$247,100	$767,006	$680,631

Capital expenditures	$20,259	$22,184	$71,627	$63,932

Depreciation and amortization	$25,609	$21,465	$73,329	$66,938

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Sept. 30,	Sept. 30,
	2012	2011
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$398,118	$534,801
Trade accounts receivable, net	1,606,297	1,531,046
Merchandise inventories, net	2,351,321	2,250,309
Prepaid expenses and other current assets	308,839	330,157

TOTAL CURRENT ASSETS	4,664,575	4,646,313
Goodwill and other intangible assets, less accumulated amortization	504,192	277,924
Deferred tax asset	232,845	153,319
Other assets	483,370	227,615
Net property, plant and equipment	560,900	479,547

TOTAL ASSETS	$6,445,882	$5,784,718

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,754,253	$1,587,326
Current portion of debt	—	250,000
Income taxes payable	26,682	44,812
Dividends payable	76,814	70,134
Other current liabilities	243,868	288,388

TOTAL CURRENT LIABILITIES	2,101,617	2,240,660
Long-term debt	500,000	250,000
Retirement and other post-retirement benefit liabilities	476,108	212,876
Other long-term liabilities	301,988	189,791
Common stock	155,131	155,653
Retained earnings and other	3,321,517	3,051,467
Accumulated other comprehensive loss	(420,845)	(325,392)

TOTAL PARENT EQUITY	3,055,803	2,881,728
Noncontrolling interests in subsidiaries	10,366	9,663

TOTAL EQUITY	3,066,169	2,891,391

TOTAL LIABILITIES AND EQUITY	$6,445,882	$5,784,718

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	Sept. 30,
	2012	2011
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$487,816	$430,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,329	66,938
Share-based compensation	8,098	5,835
Excess tax benefits from share-based compensation	(9,239)	(2,446)
Other	(1,011)	(952)
Changes in operating assets and liabilities	205,827	(2,126)

NET CASH PROVIDED BY OPERATING ACTIVITIES	764,820	497,408
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(71,627)	(63,932)
Acquisitions and other	(545,378)	(105,129)

NET CASH USED IN INVESTING ACTIVITIES	(617,005)	(169,061)
FINANCING ACTIVITIES:
Proceeds from line of credit	750,000	—
Payments on line of credit	(750,000)	—
Stock options exercised	(4,008)	1,638
Excess tax benefits from share-based compensation	9,239	2,446
Dividends paid	(224,170)	(206,236)
Purchase of stock	(58,808)	(113,359)

NET CASH USED IN FINANCING ACTIVITIES	(277,747)	(315,511)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,996	(8,003)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(126,936)	4,833
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	525,054	529,968

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$398,118	$534,801